Exhibit 5

                                  Gallop, Johnson & Newuman, L.C.
                                  Interco Corporate Tower
                                  101 South Hanley
                                  St. Louis, Missouri 63105

October 20, 1997

Board of Directors
Data Research Associates, Inc.
1276 North Warson Road
St. Louis, Missouri 63132

Re: Registration Statement on Form S-3; Data Research Assocaites, Inc.
    Dividend Reinvestment and Stock Purchase Plan

Ladies and Gentleman:

    We have served as counsel to Data Research Associates, Inc.
(the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-3
(the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 300,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), reserved for issuance in accordance with the Data Research Associates, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan").

    We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation, and Bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by offices of the Company.

    Based upon the foregoing, the undersigned is of the opinion that:

    1. The Company is a corporation validly existing and in good standing under the laws of the State of Missouri.

2. The shares being offered by the Company are duly authorized and, if issued in accordance with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Shares pursuant to the Plan.

                              Very truly yours,
                              /s/Gallop, Johnson & Neuman, L.C.
                              Gallop, Johnson & Neuman, L.C.